EXHIBIT 99.1

Press Release	Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2008 RESULTS

- Quarterly revenue grows 14% year-over-year

- Quarterly net income increases 188% year-over-year

- Ships approximately 50 million units for the quarter, up 20% year-over-year

SCOTTS VALLEY, CA – January 17, 2008 – Seagate Technology (NYSE: STX) today reported disc drive unit shipments of approximately 50 million, revenue of $3.4 billion, GAAP net income of $403 million, and diluted net income per share of $0.73 for the quarter ended December 28, 2007. GAAP net income and diluted net income per share includes approximately $31 million of purchased intangibles amortization and other charges associated with the Maxtor, EVault and MetaLINCS acquisitions and also a net gain from asset sales of approximately $15 million. Excluding these items, non-GAAP net income and diluted net income per share were $419 million and $0.76. Included in both GAAP and non-GAAP results are restructuring charges of approximately $27 million or approximately $0.05 per share.

For the six months ended December 28, 2007 Seagate reported revenue of $6.7 billion, GAAP net income of $758 million, and diluted net income per share of $1.37. GAAP net income and diluted net income per share includes approximately $61 million of purchased intangibles amortization and other charges associated with the Maxtor, EVault and MetaLINCs acquisitions and also a net gain from asset sales of approximately $15 million. Excluding these items, non-GAAP net income and diluted net income per share were $804 million and $1.45. Included in both GAAP and non-GAAP results are restructuring charges of approximately $32 million or approximately $0.06 per share.

“Seagate’s strong financial performance in the quarter reflects the company’s solid business model and expanded product portfolio, which positioned us well in a favorable industry environment characterized by seasonal strength across all storage markets and continued growth

Seagate Technology Reports Fiscal Second Quarter 2008 Results

in global demand,” said Bill Watkins, Seagate chief executive officer. “During the quarter, Seagate achieved record shipments and experienced some capacity constraints, underscoring the phenomenal growth of digital content in both the consumer and commercial markets. Based on unit demand across all categories, we entered the March quarter in a position of strength. The storage industry remains one of the world’s most important and exciting industries. We are confident Seagate’s vision, technology, and operational excellence will drive us to continued strong financial and operating performance in the March quarter and double-digit year-over-year growth.”

Adjustments made to GAAP net income and diluted net income per share can be found following the financial statements included with this press release. Additional information relating to the financial results for the second fiscal quarter of 2008 can be found online at seagate.com.

Business Outlook

For the March quarter, Seagate expects to report revenue of $3.2 – $3.3 billion, and GAAP diluted net income per share of $0.57 – $0.61. Excluding approximately $27 million of purchased intangibles amortization and other charges associated with past closed acquisitions, including MetaLINCS, non-GAAP diluted net income per share for the March quarter is expected to fall within the range of $0.62 – $0.66. At the mid-point, this guidance represents a 15% revenue increase year-over-year and a 36% non-GAAP diluted earnings per share increase year-over-year.

This guidance does not include the impact of any future acquisitions, stock repurchases or restructuring activities the company may undertake.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.10 per share to be paid on or before February 15, 2008 to all common shareholders of record as of February 1, 2008.

During the quarter ended December 28, 2007, the company repurchased approximately 9.3 million of its common shares related to its share repurchase plan. The average price of the shares delivered to the company in the December quarter was $27.00. The company has authorization to purchase approximately $474 million of additional shares under the current stock repurchase program and the company anticipates utilizing the remaining authorization within the March quarter.

Seagate Technology Reports Fiscal Second Quarter 2008 Results

Conference Call

Seagate will hold a conference call to review the fiscal second quarter results at 2:30 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 28131131

Replay

A replay will be available beginning today at 6:30 p.m. Pacific Time through January 24 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 28131131

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factor that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; and market conditions and alternative cash and imperatives which could impact our ability to repurchase our stock. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 29, 2007 which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal Second Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 28, 2007	June 29, 2007 (a)
ASSETS
Cash and cash equivalents	$1,433	$988
Short-term investments	317	156
Accounts receivable, net	1,593	1,383
Inventories	830	794
Deferred income taxes	215	196
Other current assets	469	284

Total Current Assets	4,857	3,801

Property, equipment and leasehold improvements, net	2,267	2,278
Goodwill	2,385	2,300
Other intangible assets	157	188
Deferred income taxes	674	574
Other assets, net	276	331

Total Assets	$10,616	$9,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,776	$1,301
Accrued employee compensation	297	157
Accrued expenses, other	782	786
Accrued income taxes	2	75
Current portion of long-term debt	330	330

Total Current Liabilities	3,187	2,649
Other non-current liabilities	381	353
Long-term accrued income taxes	232	—
Long-term debt, less current portion	1,734	1,733

Total Liabilities	5,534	4,735

Shareholders’ Equity	5,082	4,737

Total Liabilities and Shareholders’ Equity	$10,616	$9,472

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 29, 2007.

Seagate Technology Reports Fiscal Second Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
Revenue	$3,420	$2,996	$6,705	$5,788

Cost of revenue	2,531	2,450	5,008	4,800
Product development	262	226	504	470
Marketing and administrative	167	141	319	320
Amortization of intangibles	13	12	27	23
Restructuring and other, net	27	1	32	(3)

Total operating expenses	3,000	2,830	5,890	5,610

Income from operations	420	166	815	178

Interest income	19	25	35	44
Interest expense	(34)	(55)	(66)	(74)
Other, net	18	9	14	11

Other income (expense), net	3	(21)	(17)	(19)

Income before income taxes	423	145	798	159
Provision for income taxes	20	5	40	—

Net income	$403	$140	$758	$159

Net income per share:
Basic	$0.77	$0.25	$1.43	$0.28
Diluted	0.73	0.23	1.37	0.27
Number of shares used in per share calculations:
Basic	526	571	529	573
Diluted	556	598	558	600

Seagate Technology Reports Fiscal Second Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 28, 2007	December 29, 2006
OPERATING ACTIVITIES
Net income	$758	$159
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	420	414
Stock-based compensation	58	69
Allowance for doubtful accounts receivable	(4)	42
Redemption charges on 8% Senior Notes due 2009	—	19
In-process research and development	4	—
Other non-cash operating activities, net	3	1
Changes in operating assets and liabilities:
Current assets and liabilities	120	(431)
Non-current assets and liabilities	119	28

Net cash provided by operating activities	1,478	301

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(362)	(466)
Proceeds from sale of fixed assets	24	28
Purchases of short-term investments	(383)	(322)
Maturities and sales of short-term investments	222	687
Acquisitions, net of cash acquired	(78)	—
Other investing activities, net	17	(29)

Net cash used in investing activities	(560)	(102)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,477
Repayment of long-term debt	—	(400)
Redemption premium on 8% Senior Notes due 2009	—	(16)
Proceeds from exercise of employee stock options and employee stock purchase plan	132	104
Dividends to shareholders	(107)	(104)
Repurchases of common shares	(500)	(1,075)
Other financing activities, net	2	1

Net cash used in financing activities	(473)	(13)

Increase in cash and cash equivalents	445	186
Cash and cash equivalents at the beginning of the period	988	910

Cash and cash equivalents at the end of the period	$1,433	$1,096

Seagate Technology Reports Fiscal Second Quarter 2008 Results

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past few years, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter and year-to-date periods are presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Seagate Technology Reports Fiscal Second Quarter 2008 Results

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share data)

(Unaudited)

		Three Months Ended December 28, 2007	Six Months Ended December 28, 2007
GAAP net income		$403	$758
Non-GAAP adjustments:
Acquisition related adjustments:
—Amortization of purchased intangible assets	A	24	48
—Write-off of in-process research and development	B	4	4
—Stock-based compensation	C	3	9
—Gain on the sale of certain assets	D	(15)	(15)
Adjustments for taxes	E	—	—

Non-GAAP net income		419	804

Diluted net income per share:
GAAP		$0.73	$1.37

Non-GAAP		$0.76	$1.45

Shares used in diluted net income per share calculation:		556	558

A	For the three months and six months ended December 28, 2007, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	Three Months Ended December 28, 2007	Six Months Ended December 28, 2007
Cost of revenue	$11	$22
Amortization of intangibles	13	26

Total amortization of purchased intangible assets	$24	$48

B	To exclude the write-off of in-process research and development related to the MetaLINCS acquisition (allocated to Product development)

Seagate Technology Reports Fiscal Second Quarter 2008 Results

C	For the three months and six months ended December 28, 2007, stock-based compensation expense related to the Maxtor acquisition was allocated as follows:

	Three Months Ended December 28, 2007	Six Months Ended December 28, 2007
Cost of revenue	$—	$1
Product development	2	5
Marketing and administrative	1	3

Total stock-based compensation expense	$3	$9

D	To exclude the gain on the sale of certain assets (allocated to Other income, net)

E	To exclude the tax effects, where applicable, of adjustments to GAAP net income